As filed with the Securities and Exchange Commission on October 14, 2016

Registration No. 333-126942

Registration No. 333-136657

Registration No. 333-138048

Registration No. 333-153016

Registration No. 333-204887

Registration No. 333-204888

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-126942

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-136657

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-138048

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-153016

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-204887

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-204888

UNDER THE SECURITIES ACT OF 1933

ITC HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Michigan (State or Other Jurisdiction of Incorporation or Organization)	32-0058047 (IRS Employer Identification No.)

27175 Energy Way

Novi, Michigan 48377

(248) 946-3000

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Amended and Restated 2003 Stock Purchase and Option Plan for
Key Employees of ITC Holdings Corp. and Its Subsidiaries

ITC Holdings Corp. 2006 Long Term Incentive Plan

Amended and Restated ITC Holdings Corp. 2006 Long Term Incentive Plan

ITC Holdings Corp. 2015 Long Term Incentive Plan

ITC Holdings Corp. 2015 Employee Stock Purchase Plan

(Full Title of the Plans)

Christine Mason Soneral, Esq.

Senior Vice President and General Counsel

ITC Holdings Corp.

27175 Energy Way

Novi, Michigan 48377

(248) 946-3000

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments are being filed to deregister unsold securities of ITC Holdings Corp., a Michigan corporation (the “Registrant”) that were registered on the following Registration Statements on Form S-8 (each, a “Registration Statement”, and collectively, the “Registration Statements”) filed with the Securities and Exchange Commission:

•                  Registration Statement on Form S-8 (No. 333- 126942), filed with the Commission on July 28, 2005, which registered the offering of an aggregate of 337,934 shares of common stock, no par value, of the Registrant (“Shares”);

•                  Registration Statement on Form S-8 (No. 333-136657), filed on August 15, 2006, which registered the offering of an aggregate of 1,750,000 Shares;

•                  Registration Statement on Form S-8 (No. 333-138048), filed with the Commission on October 17, 2006, which registered the offering of an aggregate of 721,997 Shares;

•                  Registration Statement on Form S-8 (No. 333-153016), filed on August 14, 2008, which registered the offering of an aggregate of 3,200,000 Shares;

•                  Registration Statement on Form S-8 (No. 333-204887), filed on June 11, 2015, which registered the offering of an aggregate of 6,500,000 Shares; and

•                  Registration Statement on Form S-8 (No. 333-204888), filed on June 11, 2015, which registered the offering of an aggregate of 1,000,000 Shares.

The Registrant entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 9, 2016, originally by and among the Registrant, Fortis Inc. (“Fortis”), FortisUS Inc. (“FortisUS”) and Element Acquisition Sub Inc. (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Registrant (the “Merger”), with the Registrant surviving the Merger as a wholly owned subsidiary of Fortis, upon the terms and subject to the conditions set forth in the Merger Agreement. On April 20, 2016, FortisUS assigned its rights, interests, duties and obligations under the Merger Agreement to ITC Investment Holdings Inc., but continues to be liable for its duties and obligations under the Merger Agreement. The Merger became effective on October 14, 2016.

In connection with the Merger, the offerings of the securities pursuant to the Registration Statements have been terminated. Accordingly, the Registrant hereby terminates the effectiveness of the Registration Statements and, in accordance with undertakings contained in the Registration Statements to remove from registration by means of a post-effective amendment any of the securities that had been registered but remained unsold at the termination of the offering, removes from registration any and all securities of the Registrant registered but unsold under the Registration Statements as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Novi, State of Michigan, on October 14, 2016.

ITC Holdings Corp.

By:	/s/ Christine Mason Soneral
Name: Christine Mason Soneral
Title: Senior Vice President and General Counsel

No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance upon Rule 478 of the Securities Act.

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